Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

Pursuant to Section 242 of

The General Corporation Law of the State of Delaware

Madison Square Garden Entertainment Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Corporation”), hereby certifies as follows:

1. Article FIRST of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“FIRST. The name of this corporation (hereinafter called the “Corporation”) is Sphere Entertainment Co.”

2. This Certificate of Amendment of Amended and Restated Certificate of Incorporation shall become effective at 11:59 p.m. on April 20, 2023.

3. This Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Madison Square Garden Entertainment Corp. has caused this certificate to be signed by Gautam Ranji, its Senior Vice President and Finance, on the 20th day of April, 2023.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

By:	/s/ Gautam Ranji
	Name:	Gautam Ranji
	Title:	Senior Vice President, Finance

[Signature page to Certificate of Amendment of A&R Certificate of Incorporation of

Madison Square Garden Entertainment Corp.]